Exhibit 99.1

Company Contact:	Investor Relations:
William R. Council, III	Cameron Associates
President and CEO	Rodney O’Connor
(615) 771-7575	(212) 554-5470

Advocat Announces 2010 Second Quarter Results

Net income from Continuing Operations Increased
BRENTWOOD, TN, (August 9, 2010) — Advocat Inc. (NASDAQ: AVCA) today announced its results for the second quarter and six months ended June 30, 2010. On August 5, 2010 the Company declared a third quarter dividend of 5.5 cents per common share. The dividend will be paid October 14, 2010 to shareholders of record on September 30, 2010.
Highlights for Second Quarter 2010
Key highlights of continuing operations for the second quarter of 2010 compared to the second quarter of 2009 include the following:
•	Diluted net income per common share from continuing operations was $0.15 in 2010 and $0.10 in 2009.

•	Occupancy increased to 78.2% in 2010 compared to 76.4% in 2009, and total average daily census increased to 4,196 in 2010 from 4,090 in 2009, an increase of 2.6%.

•	Medicare average daily census increased to 565 in 2010 compared to 553 in 2009, an increase of 2.2%. Medicare and managed care census combined increased 2.8%.

•	Revenue increased 3.2%, to $71.5 million in 2010, compared to $69.3 million in 2009.

•	Medicare rates decreased 2.9% compared to 2009 as a result of CMS reducing Medicare rates effective October 1, 2009.

•	Medicaid rates increased 2.0% in 2010 compared to 2009 due to patient acuity levels and rate increases in certain states. These rate increases were partially funded by increased provider taxes.

•	General and administrative expenses increased $0.4 million primarily due to non-recurring costs totaling $0.4 million for executive severance for the Company’s Senior Vice President of Nursing Home Operations and hiring and relocation costs related to the new Chief Operating Officer and other regional management positions.
CEO Remarks
William R. Council, III, noted, “Second quarter results reflect our continued trend of steady improvements to our business. Revenue, occupancy and net income from continuing operations were higher again this quarter. We saw a combined increase of 2.8% in our skilled Medicare and managed care average daily census compared to the second quarter of 2009, and a 2.6% increase in total census. This is the seventh consecutive quarter where our results have shown sequential improvement in at least one of our three critical measurements: average daily census, Medicare census, and funds from operations.”

Other Highlights for the Second Quarter 2010
Revenue increased to $71.5 million in 2010 from $69.3 million in 2009, an increase of $2.2 million, or 3.2%. This increase is primarily due to higher patient census and increased Medicaid rates in certain states, partially offset by the effects of lower Medicare rates following a reduction effective October 1, 2009.
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended
	June 30,
	2010	2009
Skilled nursing occupancy	78.2%	76.4%
Medicare census as percent of total	13.5%	13.5%
Managed care census as percent of total	1.3%	1.2%
Medicare revenues as percent of total	30.8%	32.0%
Medicaid revenues as percent of total	53.6%	53.3%
Managed care revenues as percent of total	2.7%	2.5%
Medicare average rate per day	$389.13	$400.57
Medicaid average rate per day	$145.32	$142.44
Managed care average rate per day	$389.14	$374.18
The Company’s average rate per day for Medicare Part A patients decreased 2.9% in 2010 compared to 2009 primarily as a result of a CMS reduction in Medicare rates effective October 1, 2009. The Company’s average rate per day for Medicaid patients increased 2.0% in 2010 compared to 2009 as a result of rate increases in certain states, partially funded by increased provider taxes, and increasing patient acuity levels. Taking higher provider taxes into consideration, the net increase in average rate per day for Medicaid patients was 1.5%.
•	Operating expense increased to $56.4 million in 2010 from $54.1 million in 2009, an increase of $2.3 million, or 4.3%. Operating expense increased to 78.9% of revenue in 2010, compared to 78.0% of revenue in 2009. The increase in operating expense as a percent of revenue is due to the effects of the Medicare rate cut imposed in 2009 together with lower Medicaid rate increases.

•	The largest component of operating expenses is wages, which increased to $34.5 million in 2010 from $33.1 million in 2009, an increase of $1.4 million, or 4.2%. Average merit increases for operating personnel were approximately 2.8% for the period, and census increases accounted for the remaining increase.

•	Cash expenditures for professional liability costs of continuing operations were $0.4 million higher in 2010 compared to 2009.

•	General and administrative expenses were $5.1 million in 2010, compared to $4.7 million in 2009, an increase of $0.4 million. The increase was primarily due to non-recurring costs totaling $0.4 million for executive severance for the Company’s Senior Vice President of Nursing Home Operations and hiring and relocation costs related to the new Chief Operating Officer and other regional management positions. Excluding these nonrecurring costs, general and administrative expenses were 6.5% of revenue in 2010, compared to 6.7% in 2009.

Funds Provided by Operations
Funds provided by operations were $3.1 million in the second quarter of 2010 compared to $4.1 million in 2009. The decrease is primarily due to the effects of Medicare rate cuts that reduced revenue by approximately $0.7 million in 2010, cash payments for professional liability costs, which were approximately $0.4 million higher in 2010 compared to 2009, and non-recurring costs for executive severance, hiring and relocation costs discussed above.
Revenue and Income Highlights for Six Months
Revenues increased to $141.6 million in 2010 from $137.0 million in 2009, an increase of $4.6 million, or 3.4%. This increase is primarily due to higher patient census and increased Medicaid rates in certain states, partially offset by the effects of lower Medicare rates following a reduction effective October 1, 2009.
Net income from continuing operations was $1.7 million for six months ended June 30, 2010 compared to $899,000 for the same period in 2009. Diluted net income from continuing operations per common share was $0.26 and $0.13 for 2010 and 2009, respectively.
Facility Renovations
As of June 30, 2010, the Company has completed renovations at thirteen facilities and its fourteenth and fifteenth projects were completed July 2010. The Company is developing plans for additional renovation projects. A total of $21.2 million has been spent on the renovation program to date, with $14.1 million financed through Omega, $6.0 million financed with internally generated cash, and $1.1 million financed with long-term debt. A table is included with this press release summarizing operating results at renovated nursing centers.
Lease agreement — West Virginia Nursing Center
On July 14, 2010, the Company entered into an agreement with a real estate developer that will construct, furnish, and equip a 90 bed skilled nursing facility in Milton, West Virginia which we will then lease. The facility will utilize a Certificate of Need the Company initially obtained in the June 2009 acquisition of certain assets of a skilled nursing facility in Milton, West Virginia. The initial lease term is 20 years from the date the facility is completed and fit for occupancy as a skilled nursing facility. The Company has the option to renew the lease for two additional five-year periods. The lease is conditioned upon the Company obtaining the approval of the West Virginia Health Care Authority and the developer obtaining a commitment for a loan to finance the facility’s construction cost. The agreement also provides the Company the right to purchase the facility beginning on the twelfth month of the initial term of the lease and ending after the sixtieth month of the Lease for a purchase price ranging from 110% to 120% of the total project cost.
Conference Call Information
A conference call has been scheduled for Tuesday, August 10, 2010 at 9:00 A.M. Central time (10:00 A.M. Eastern time) to discuss second quarter 2010 results.
The conference call information is as follows:

Date:	Tuesday, August 10, 2010
Time:	9:00 A.M. Central, 10:00 A.M. Eastern

Webcast Links:	www.advocatinc.com
www.streetevents.com
www.earnings.com

Dial in numbers:	888-680-0879 (domestic) or 617-213-4856 (international)
Passcode:	92331959
In addition to the questions posed during the live call, management will also be addressing questions submitted by email. If you would like to submit a question please email it to InvestorRelations@advocatinc.com before the start of the call.
Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory, but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the call. Pre-registration takes only a few minutes and you may pre-register at any time, including up to and after the call start time. To pre-register, please go to:
https://www.theconferencingservice.com/prereg/key.process?key=PUWBBVJNH
A replay of the conference call will be accessible two hours after its completion through August 17, 2010 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 18572331.
Forward-Looking Statements
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect the Company’s current views with respect to future events and present its estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made herein. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to arrange appropriate financing and successfully construct and operate the replacement facility in West Virginia, our ability to increase census at our renovated facilities, changes in governmental reimbursement, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of regulatory proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our facilities, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as in its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects.

Advocat Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
Advocat provides long term care services to patients in 46 skilled nursing centers containing 5,364 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Advocat’s web site: http://www.advocatinc.com.
-Financial Tables to Follow-

ADVOCAT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS:
Current Assets
Cash and cash equivalents	$12,904	$8,609
Receivables, net	22,145	21,559
Deferred income taxes	4,694	4,792
Other current assets	4,555	6,774

Total current assets	44,298	41,734

Property and equipment, net	36,687	37,362
Deferred income taxes	13,853	13,804
Acquired leasehold interest, net	9,572	9,764
Other assets, net	2,703	2,602

TOTAL ASSETS	$107,113	$105,266

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Current portion of long-term debt	$633	$2,278
Trade accounts payable	5,423	4,537
Accrued expenses:
Payroll and employee benefits	11,310	9,314
Current portion of self-insurance reserves	7,578	7,860
Other current liabilities	3,737	5,411

Total current liabilities	28,681	29,400
Noncurrent Liabilities
Long-term debt, less current portion	23,697	22,551
Self-insurance reserves, less current portion	12,095	12,235
Other noncurrent liabilities	16,304	15,195

Total noncurrent liabilities	52,096	49,981

PREFERRED STOCK	5,343	6,192

SHAREHOLDERS’ EQUITY	20,993	19,693

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$107,113	$105,266

ADVOCAT INC.
CONSOLIDATED INCOME STATEMENTS
(Unaudited)
(In thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
PATIENT REVENUES, NET	$71,492	$69,305	$141,644	$137,040

EXPENSES:
Operating	56,388	54,068	111,790	107,405
Lease	5,636	5,377	11,238	10,745
Professional liability	997	2,670	2,411	5,575
General and administrative	5,063	4,678	9,765	9,131
Depreciation and amortization	1,432	1,351	2,848	2,671

	69,516	68,144	138,052	135,527

OPERATING INCOME	1,976	1,161	3,592	1,513

OTHER INCOME (EXPENSE):
Foreign currency transaction gain	—	276	—	191
Other income	—	—	—	549
Interest income	—	79	—	154
Interest expense	(415)	(485)	(811)	(967)
Debt retirement costs	—	—	(127)	—

	(415)	(130)	(938)	(73)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,561	1,031	2,654	1,440
PROVISION FOR INCOME TAXES	(574)	(387)	(960)	(541)

NET INCOME FROM CONTINUING OPERATIONS	987	644	1,694	899
DISCONTINUED OPERATIONS	(10)	286	191	394

NET INCOME	977	930	1,885	1,293
PREFERRED STOCK DIVIDENDS	(86)	(86)	(172)	(172)

NET INCOME FOR COMMON STOCK	$891	$844	$1,713	$1,121

NET INCOME PER COMMON SHARE:
Per common share — basic
Income from continuing operations	$0.16	$0.10	$0.27	$0.13
Discontinued operations	—	0.05	0.03	0.07

	$0.16	$0.15	$0.30	$0.20

Per common share — diluted
Income from continuing operations	$0.15	$0.10	$0.26	$0.13
Discontinued operations	—	0.05	0.03	0.07

	$0.15	$0.15	$0.29	$0.20

WEIGHTED AVERAGE COMMON SHARES:
Basic	5,726	5,676	5,722	5,674

Diluted	5,874	5,746	5,894	5,738

ADVOCAT INC.
FUNDS PROVIDED BY OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
NET INCOME	$977	$930	$1,885	$1,293
Net income (loss) from discontinued operations	(10)	286	191	394

Net income from continuing operations	987	644	1,694	899
Adjustments to reconcile net income from continuing operations to funds provided by operations:
Depreciation and amortization	1,432	1,352	2,848	2,672
Provision for doubtful accounts	452	547	940	1,274
Deferred income tax provision (benefit)	118	(584)	64	(411)
Provision (benefit) for self-insured professional liability, net of cash payments	(264)	1,848	(193)	2,558
Stock-based compensation	137	170	333	394
Amortization of deferred balances	45	95	121	190
Provision for leases in excess of cash payments	222	343	447	688
Noncash gain on settlement of contingent liability	—	—	—	(549)
Other	—	(293)	127	(232)

FUNDS PROVIDED BY OPERATIONS	$3,129	$4,122	$6,381	$7,483

Advocat provides financial measures using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. Funds Provided by Operations is defined as net income from operating activities adjusted for the cash effect of professional liability and other non-cash charges. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges. Since the definition of Funds Provided by Operations may vary among companies and industries, it should not be used as a measure of performance among companies.

ADVOCAT INC.
SELECTED OPERATING STATISTICS
JUNE 30, 2010
(Unaudited)

			For the Three Months Ended June 30, 2010
								Medicare	Medicaid
			Skilled					Room and	Room and
			Nursing					Board	Board
	As of		Weighted	Occupancy			2010	Revenue	Revenue
	June 30, 2010		Average	(Note 1)			Q2	PPD	PPD
	Licensed	Available	Daily	Licensed	Available	Medicare	Revenue	2010	2010
Region	Beds	Beds	Census	Beds	Beds	Utilization	($ in millions)	(Note 2)	(Note 2)
Alabama (Note 3)	790	783	682	86.3%	87.1%	12.7%	$12.9	$415.90	$164.24
Arkansas	1,311	1,183	965	73.6%	81.6%	14.7%	16.1	373.07	145.28
Kentucky (Note4)	778	757	670	86.1%	88.5%	11.7%	12.8	384.15	172.22
Tennessee	617	586	493	80.0%	84.2%	18.2%	8.6	378.00	137.53
Texas	1,868	1,676	1,386	74.2%	82.7%	12.2%	21.1	397.08	123.14

Total	5,364	4,985	4,196	78.2%	84.2%	13.5%	$71.5	$389.13	$145.32

Note 1:	The number of “Licensed beds” is based on the licensed capacity of the facility. The number of “Available Beds” represents “licensed beds” less beds removed from service. “Available beds” is subject to change based upon the needs of the facilities, including configuration of patient rooms and offices, status of beds (private, semi-private, ward, etc.) and renovations.

Note 2:	These Medicare and Medicaid revenue rates include room and board revenues but do not include any ancillary revenues related to these patients.

Note 3:	The Alabama region includes nursing centers in Alabama and Florida.

Note 4:	The Kentucky region includes nursing centers in Kentucky, West Virginia and Ohio.

ADVOCAT INC.
SELECTED OPERATING STATISTICS OF RENOVATED FACILITIES
JUNE 30, 2010
(Unaudited)

			Medicare Average Daily
	Occupancy(1)		Census
	Q2	LTM(2)	Q2	LTM(2)
Renovation — Completion Date	2010	Prior	2010	Prior
1st renovation — January 2006	88.6%	64.9%	10.5	8.1
2nd renovation — July 2006	67.3%	71.2%	10.9	12.3
3rd renovation — August 2006	74.4%	45.1%	9.9	5.3
4th renovation — October 2006	80.3%	71.9%	10.6	8.6
5th renovation — February 2007	66.4%	56.2%	11.6	8.0
6th renovation — April 2007	48.0%	47.5%	11.3	12.7
7th renovation — July 2007	85.1%	85.0%	17.4	17.4
8th renovation — January 2008	75.3%	50.9%	15.2	8.9
9th renovation — October 2008	85.4%	83.0%	12.0	17.2
10th renovation — November 2008	86.8%	80.8%	14.1	12.2
11th renovation — March 2009	67.9%	62.5%	12.7	7.0
12th renovation — November 2009	86.0%	86.7%	24.4	24.2
13th renovation — January 2010	91.0%	95.6%	4.5	4.5

Total	76.5%	69.2%	164.9	146.4

(1)	Occupancy based on licensed beds.

(2)	Last Twelve Months prior to commencement of construction.
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